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EXHIBIT 11

                     HAMILTON BANCORP INC. AND SUBSIDIARIES
                         CALCULATION OF LOSS PER SHARE
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  THREE MONTHS ENDED SEPTEMBER 30,              NINE MONTHS ENDED SEPTEMBER 30,
                                                -----------------------------------           -----------------------------------
                                                    2001                   2000                   2001                  2000
                                                ------------           ------------           ------------           ------------
Basic:
Weighted average number of common shares
   outstanding .............................      10,081,147             10,081,147             10,081,147             10,081,147
Net income (loss) ..........................    $     (6,168)          $    (17,874)          $    (28,344)          $     (5,337)
Basic earnings (loss) per share ............    $      (0.61)          $      (1.77)          $      (2.81)          $      (0.53)

Diluted:
Weighted average number of common shares
   outstanding .............................      10,081,147             10,081,147             10,081,147             10,081,147
Potential common shares outstanding - options              0                      0                      0                      0
                                                ------------           ------------           ------------           ------------
Total common and potential common shares
   outstanding .............................      10,081,147             10,081,147             10,081,147             10,081,147
Net income (loss) ..........................    $     (6,168)          $    (17,874)          $    (28,344)          $     (5,337)
Diluted earnings (loss) per share ..........    $      (0.61)          $      (1.77)          $      (2.81)          $      (0.53)
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